Exhibit 15.2

[Letterhead of Maples and Calder (Hong Kong) LLP]

Our ref     KKZ/697247-000001/32132327v1

Sea Limited

1 Fusionopolis Place, #17-10, Galaxis

Singapore 138522

April 17, 2025

Dear Sirs

Sea Limited

We have acted as Cayman Islands legal advisers to Sea Limited (the “Company”) in connection with the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (“Form 20-F”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933.

We hereby consent to the filing of this opinion as an exhibit to the Form 20-F and to the reference to our name in the Form 20-F, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-222071, No. 333-223551, No. 333-229137, No. 333-232859, No. 333-235799, No. 333-251873, No. 333-261969, No. 333-269099 and No. 333-276358). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP